Exhibit 4.2

COMMON STOCK THIS CERTIFIES THAT is the (SEE REVERSE FOR CERTAIN DEF1NmONS) owner of Shares of the Common Stock of fully paid and non-assessable, transferable only on the books ofthe Corporation in person or by Attorney upon surrender of this Certificate properly endorsed IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed byits duly authorized oDicers and its Corporate Seal to be hereunto aflixed this dayof. DD MM AD YYYY. RITE AID CORPORATION **MR. SAMPLE & MRS. SAMPLE** ** 000000 Shares ** ZQ00000000 ** 000000 **

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Tax Benefits Preservation Plan between Rite Aid Corporation (the “Company”) and the Rights Agent (including any successor Rights Agent) thereunder (as originally executed and as it may be amended or restated from time to time, the “Tax Benefits Preservation Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Tax Benefits Preservation Plan, Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Tax Benefits Preservation Plan, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Tax Benefits Preservation Plan, Rights issued to, or held by, any Person that is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Tax Benefits Preservation Plan), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations TEN COM - as tenants in common UNIF GIFT MIN ACT- Custodian under TEN ENT - as tenants by the entireties (Cust) (Minor) IT TEN - as Joint tenants with right of survivorship Uniform Gifts to Minors Act and not as tenants in common (State) Additional abbreviations may also be used though not in the above list. For Value Received,   hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY ON OTHER IDENTIFYING NUMBER OF ASSIGNEE Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated In presence of NOTICE THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE. IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.